The Investment Company of America
December 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$1,044,673
Class B	$-
Class C	$16,174
Class T*	$-
Class F-1	$33,043
Class F-2	$84,654
Class F-3	$36,371
Total	$1,214,915
Class 529-A	$42,287
Class 529-B	$-
Class 529-C	$3,622
Class 529-E	$1,239
Class 529-T*	$-
Class 529-F-1	$1,426
Class R-1	$775
Class R-2	$6,022
Class R-2E	$408
Class R-3	$13,449
Class R-4	$26,722
Class R-5	$5,663
Class R-5E	$51
Class R-6	$194,116
Total	$295,780
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.6800
Class B	$-
Class C	$0.3642
Class T	$0.5898
Class F-1	$0.6398
Class F-2	$0.7473
Class F-3	$0.7919
Class 529-A	$0.6482
Class 529-B	$-
Class 529-C	$0.2988
Class 529-E	$0.5521
Class 529-T	$0.5759
Class 529-F-1	$0.7349
Class R-1	$0.3559
Class R-2	$0.3578
Class R-2E	$0.4940
Class R-3	$0.5348
Class R-4	$0.6518
Class R-5E	$0.7300
Class R-5	$0.7699
Class R-6	$0.7903
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,575,740
Class B	-
Class C	45,165
Class T*	-
Class F-1	50,602
Class F-2	119,899
Class F-3	69,784
Total	1,861,190
Class 529-A	70,570
Class 529-B	-
Class 529-C	9,300
Class 529-E	2,301
Class 529-T*	-
Class 529-F-1	2,071
Class R-1	2,205
Class R-2	17,112
Class R-2E	1,064
Class R-3	25,555
Class R-4	41,911
Class R-5	7,799
Class R-5E	238
Class R-6	286,195
Total	466,321
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$40.39
Class B	$-
Class C	$39.97
Class T	$40.38
Class F-1	$40.29
Class F-2	$40.37
Class F-3	$40.37
Class 529-A	$40.29
Class 529-B	$-
Class 529-C	$40.19
Class 529-E	$40.16
Class 529-T	$40.38
Class 529-F-1	$40.24
Class R-1	$40.07
Class R-2	$40.12
Class R-2E	$40.28
Class R-3	$40.24
Class R-4	$40.28
Class R-5E	$40.36
Class R-5	$40.38
Class R-6	$40.38
* Amount less than one thousand